Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
American Spectrum Realty, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated March 14, 2006, relating to the consolidated financial statements as of December 31, 2005 and for each of the two years for the period then ended and the financial statement schedules, which appears in this Form 10-K.
/s/ BDO Seidman, LLP
Dallas, Texas
March 12, 2007